UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BiondVax Pharmaceuticals Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

14 Einstein Street
Nes Ziona, Israel	74036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing forty (40) ordinary shares, par value NIS 0.0000001 per share	The Nasdaq Stock Market LLC

Warrants to purchase American Depositary Shares	The Nasdaq Stock Market LLC
Ordinary Shares, par value NIS 0.0000001 per share*	N/A

* Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-201283

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This amendment on Form 8A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by BiondVax Pharmaceuticals Ltd. (the “Registrant”) on April 20, 2015.

Item 1.  Description of Registrant's Securities to be Registered.

The description of American Depositary Shares and warrants to purchase American Depositary Shares of BiondVax Pharmaceuticals Ltd. (the “Registrant”), as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form F-1, as amended (Registration No. 333-201283) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BiondVax Pharmaceuticals Ltd.

Date: April 29, 2015	By:	/s/ Ron Babecoff
Name: Dr. Ron Babecoff
Title: Chief Executive Officer